Midtown Partners & Co., LLC
4218 West Linebaugh Avenue
Tampa, FL  33624
Phone: 813.885.5744 ♦ Fax: 813.885.5911

PLACEMENT AGENT AGREEMENT

This agreement (the “Agreement”), made as of this 5th day of September, 2008, by and between MAGNOLIASOLAR, INC., a Delaware corporation, (the “Company”), with its principal place of business at 52-B Cummings Park, Suite 314, Woburn, MA 01801-2123and MIDTOWN PARTNERS & CO., LLC, (the “Placement Agent”, “Midtown” or “Midtown Partners”), a Florida limited liability company, with its principal place of business at 4218 West Linebaugh Avenue, Tampa, FL 33624, confirms the understanding and agreement between the Company and the Placement Agent as follows:

SECTION I

The Company hereby engages the Placement Agent as the Company’s exclusive placement agent in connection with a proposed private placement in the United States (the “Offering”) of up to twenty-five million dollars (US$25,000,000) of the Company’s securities (the “Financing”). It is intended that the Offering will be made solely “accredited investors” (the “Accredited Investors”), as such term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from registration under applicable federal and state securities laws available under Rule 506 of Regulation D and in accordance with the terms of this Agreement.  The terms and conditions of the Financing shall be subject to a final term Sheet to be set forth at a later date to be approved by the Company. The Placement Agent hereby accepts such engagement upon the terms and conditions set forth in this Agreement. This Agreement shall not give rise to any commitment or obligation by the Placement Agent to purchase any of the Financing or, except as set forth herein, to find purchasers for the Financing, it being understood that the Offering will be conducted on a best efforts basis.

The Placement Agent shall provide the following services (the “Services”):

(a)  Advise the Company with regard to the size of the Offering and the structure and terms of the Financing in light of the current market environment;

(b)  Assist the Company in identifying and evaluating prospective qualified Accredited Investors;

(c)  Approach such investors on a “best efforts basis” regarding an investment in the Company; and

(d)  Work with the Company to develop a negotiating strategy and assist with the negotiations with such potential investors; and

(e)  Advise the Company with respect to the reverse merger process, including but not limited to public shell selection,

In connection with the Placement Agent providing the Services, the Company agrees to keep the Placement Agent up to date and apprised of all material business, market and current legal practices and developments related to the Company and its operations and management, including, but not limited to providing the Placement Agent with lists of current members and investors and potential investors.  The Placement Agent shall devote such time and effort, as it deems commercially reasonable under the circumstances in rendering the Services.  The Placement Agent shall not provide any work that is in the ordinary purview of a certified public accountant.  The Placement Agent cannot guarantee results on behalf of the Company, but shall pursue all avenues that it deems reasonable through its network of contacts.

SECTION II

The Placement Agent, its affiliates and any person acting on its or their behalf hereby represent, warrant and agree as follows (the “Placement Agent Parties”):

(a)           The Placement Agent Parties will cooperate with the Company to ensure that the Financing offered and sold by the Placement Agent have been and will be offered and sold in compliance with all federal and state securities laws and regulations governing the registration and conduct of broker-dealers, and each Placement Agent Party making an offer or sale of Financing was or will be, at the time of any such offer or sale, registered as a broker-dealer pursuant to Section 15(b) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), and under the laws of each applicable state of the United States (unless exempted from the respective state’s broker-dealer registration requirements), and in good standing with the Financial Industry Regulatory Authority.

(b)           The Placement Agent will use its best efforts to ensure that the Financing offered and sold by the Placement Agent has been and will be sold only to investors that it reasonably believes are Accredited Investors in accordance with Rule 506 of Regulation D and applicable state securities laws; provided, however, the Company shall make all necessary filings under Rule 503 of Regulation D and such similar notice filings under applicable state securities laws.  Prior to the sale and delivery of a Company security to any such investor, the Placement Agent Parties will obtain an executed subscription agreement and an executed investors’ rights agreement in the form agreed upon by the Company and the Placement Agent (the “Subscription Documents”).

(c)           In connection with the offers and sales of the Financing, the Placement Agent Parties have not and will not

(1)           Offer or sell, or solicit any offer to buy, any Financing by any form of “general solicitation” or “general advertising”, as such terms are used in Regulation D, or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act;

(2)           Use any written material other than the term sheet, that will be approved by the Company and the Placement Agent at a later date, and the Subscription Documents, and shall only rely upon and communicate information that is publicly available regarding the Company to any potential investors (without limiting the foregoing, none of the Placement Agent Parties is authorized to make any representation or warranty to any offeree concerning the Company or an investment in the Financing); or

(3)           Take any action that would constitute a violation of Regulation M under the Exchange Act.

(d)           The Placement Agent shall cause each affiliate or each party acting on its or their behalf with whom they enter into contractual arrangements relating to the offer and sale of any Financing to agree, for the benefit of the Company, to the same provisions contained in this Agreement.

SECTION III

The Company hereby represents, warrants and agrees as follows:

(a)           This Agreement and the Subscription Documents have been authorized, executed and delivered by the Company and, when executed by the Placement Agent each will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(b)           The offer and sale of the Financing, the Shares, and the Warrants shall be exempt from registration under the Securities Act, and will comply, in all material respects with the requirements of Rule 506 of Regulation D promulgated under the Securities Act and any applicable state securities laws. No documents prepared by the Company in connection with the Offering, or any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)           The financial statements, audited and unaudited (including the notes thereto), included in the Company’s latest annual information form and subsequent quarterly reports (the “Financial Statements”), present fairly the financial position of the Company as of the dates indicated and the results of operations and cash flows of the Company for the periods specified. Such Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise stated therein.

(d)           No federal, state or foreign governmental agency has issued any order preventing or suspending the Offering.

(e)           The Company is a Delaware corporation organized, existing and with active status under the laws of Nevada, with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as now conducted. The Company has all power, authority, authorization and approvals as may be required to enter into this Agreement and each of the Subscription Documents, and to carry out the provisions and conditions hereof and thereof, and to issue and sell the Financing, the Shares, and Warrants.

(f)           The Financing, the Shares, the Warrants, and common shares issuable upon exercise of the Warrants (the “Warrant Shares”), have all been authorized for issuance and sale pursuant to the Subscription Documents, and when issued and delivered by the Company against payment therefore in accordance with the terms of the Subscription Documents, will be validly issued and fully paid and non-assessable.

(g)           With the exception of any approvals required by the Securities and Exchange Commission related to the Offering, no further approval or authorization of any shareholder of the Company, its Board of Directors or other person or group is required for the issuance and sale of the Financing, the Shares, the Warrants or the Warrant Shares.

(h)           Since the public filing of the Company’s latest audited or unaudited financial statements there has not been any (A) material adverse change in the business, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, (B) transaction that is material to the Company, except transactions in the ordinary course of business, (C) obligation that is material to the Company, direct or contingent, incurred by the Company, except obligations incurred in the ordinary course of business, (D) change that is material to the Company or in the common shares or outstanding indebtedness of the Company, or (E) dividend or distribution of any kind declared, paid, or made in respect of the common shares.

(i)  In connection with the offers and sales of the Financing,

(1) Neither the Company nor any of its directors, officers, employees, agents or representatives (“Company Representatives”) has taken or will take any action which has caused or may cause the Offering not to qualify for exemption from the registration requirements of the Securities Act or of United States federal, state or other securities or other laws. In connection with the Offering, neither the Company nor the Company Representatives shall offer or cause to be offered the Shares or Warrants by any form of general solicitation or general advertising as defined in Rule 502(c) of Regulation D.  Neither the Company nor, to the Company’s knowledge, any of the Company Representatives has, prior to the date hereof, made any offer or sale of securities which could be integrated for purposes of the Securities Act or the rules and regulations thereunder with the offer and sale of the Shares or Warrants in this Offering.

(2) The Company shall notify the Placement Agent as soon as practicable of the receipt of any notification with respect to the modification, rescission, withdrawal or suspension of the qualification or registration of the Financing, Shares or Warrants or of an exemption from such registration or qualification in any jurisdiction.  The Company will use its reasonable best efforts to prevent the issuance of any such modification, rescission, withdrawal or suspension and, if any such modification, rescission, withdrawal or suspension is issued, to obtain the lifting thereof as promptly as possible.

(3) The Company shall not solicit any offer to buy or offer to sell the Financing, Shares or Warrants by any form of general solicitation or advertising, including, without limitation, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over the Internet, television or radio or at any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(4) Notify the Placement Agent promptly of the acceptance or rejection of any subscription.

(5) The Company shall cooperate with the Placement Agent’s counsel to file five (5) copies of a Notice of Sales of Securities on Form D with the Securities and Exchange Commission no later than fifteen (15) days after the receipt into escrow of subscription funds.  The Company shall file promptly such amendments to such Notices on Form D as shall become necessary and shall also comply with any filing requirement imposed by the laws of any state, province or jurisdiction in which offers and sales are made, including all appropriate “blue sky” filings.

(6) The Company shall not, directly or indirectly, engage in any act or activity which may jeopardize the status of the Offering as an exempt transaction under the Securities Act or under the securities or “blue sky” laws of any jurisdiction in which the Offering may be made.

SECTION IV

The parties agree that the obligations of the Placement Agent to close the Offering (the “Closing”) shall be subject to the satisfaction of the following conditions, unless expressly waived in writing by the parties:

(a)           The Offering shall not be subject to any regulatory or judicial proceeding questioning or reviewing its effectiveness for the purpose of offering the Financing for sale and issuance.

(b)           The Company shall deliver a certificate of an officer of the Company dated as of the Closing that affirms the accuracy of the representations and warranties contained in Section III hereof.

(c)            The Agent shall have received an opinion of counsel to the Company, dated as of the Closing, containing such opinions as requested by the Placement Agent including that the Financing offered and sold in compliance with this Agreement are not required to be registered under the Securities Act.

(d)           The Company shall have paid, or made arrangements satisfactory to the Agent for the payment of, all such expenses as required by Section VII below.

(e)           The Placement Agent and the Company shall have finalized and agreed to the form of the warrant agreement and registration rights agreement referred to in Section VII below.

(f)           The Placement Agent shall have received certificates for Shares and Warrants sold to the investors in the Offering, duly executed and made out in the name of such investors for the amount purchased.

(g)           The Placement Agent shall have received a certificate of the Secretary of the Company, dated as of the closing date, certifying to the charter, bylaws, good standing in its state of incorporation and board resolutions relating to the Offering as of such date and the incumbency of the officers executing documentation delivered at the closing.

(h)           If there is more than one closing, then at each closing there shall be delivered to the Placement Agent updated opinions, certificates or other information described in this Section.

SECTION V

(a)           The term of this Agreement shall commence on the date first written above and shall expire the earlier of one (1) year after the date the Company (1) provides the Placement Agent with requested due diligence materials and (2) the Company and the Placement Agent mutually agree that information documents (including, but not limited to: a business plan; executive summary; three-year historical income statement, statement of cash flows, and balance sheet; five-year projected financial statements; use of proceeds statement; investor presentation; valuation analysis), to be provided and approved by the Company, are ready for presentation to the Placement Agent’s network of potential financing sources or the closing of the Offering, unless terminated in accordance with the provisions set forth below, or extended by the mutual written consent of the parties hereto (the “Term”).  This Agreement may be terminated only:

(1)           By the Placement Agent for any reason at any time upon thirty (30) days’ prior written notice; or

(2)           By the Placement Agent upon default in the payment of any amounts due to the Placement Agent pursuant to this Agreement or any breach of the representations, warranties or covenants contained in this Agreement or any document prepared by the Company in connection with the Offering, if such default continues for more than fifteen (15) days following receipt by the Company from the Placement Agent of written notice of such default and demand for payment or cure of such breach; or.

(3)           By the Company or the Placement Agent for any reason at any time upon fifteen (15) days’ prior written notice after the completion of the initial Term; or

(4)           By the Company in the event (i) a Financing with minimum gross proceeds of  $1,000,000 has not been completed within the initial ninety (90) day period following execution of this Agreement and (ii) a second financing with minimum gross proceeds of $3,000,000 has not occurred by the six (6) month anniversary of execution of this Agreement; or

(5)           By mutual agreement of the parties.

(a) In the event of termination, the Placement Agent shall be immediately paid in full on all items of compensation and expenses (including any amounts deferred) payable to the Placement Agent pursuant hereto, as of the date of termination.

(b) The Placement Agent Fee or Financing Fee shall become due and payable to Placement Agent upon the date that the Company receives the proceeds of the Financing from the party providing the Financing.  A Placement Agent Fee shall also be payable with respect to any subsequent offering of securities of the Company or any Qualified Financing (as defined in Section VI hereof) accepted and received by Company within twenty four (24) months after the termination or expiration of this Agreement, by any party or source of funding introduced or facilitated by Placement Agent to Company; or

SECTION VI

At any time during the twenty four (24) months following the termination of this Agreement, the Placement Agent shall be entitled to the compensation and fees as set forth in Section VII of this Agreement for any Qualified Financing (as defined below) received by the Company. “Qualified Financing” shall mean an investment from a person after the termination of this Agreement that directly results from the Placement Agent’s performance of the Services hereunder during the Term of this Agreement or use by the Company of materials or work product prepared by the Placement Agent in connection with such Services (for the avoidance of doubt this shall mean any solicitation of a potential investor or an introduction of a potential investor to the Company by the Placement Agent related to the Offering during the Term of this Agreement).   The Placement Agent agrees to provide to the Company within ten (10) days after the termination of this Agreement (the “Delivery Deadline”) a list of all persons solicited on behalf of the Company or introduced to the Company by the Placement Agent related to the Offering (the “Solicitation List”) to assist the parties in making a later determination as to whether a Qualified Financing has occurred.  If the Solicitation List is not provided to the Company prior to the expiration of the Delivery Deadline, the Company’s obligation to pay any commissions or fees related to a Qualified Financing pursuant to this Section VII shall immediately terminate. For purposes of this Agreement, receipt of Qualified Financing shall be deemed to be received by the Company on the date that a letter of intent or a definitive agreement regarding the Qualified Financing is executed by the Company and the party providing such financing.  The compensation or fees shall become payable to the Placement Agent upon the date that the Company receives the proceeds of the Qualified Financing.

The provisions set forth in this Section VI shall survive any termination of this Agreement.

SECTION VII

The Company shall pay to the Placement Agent a non-refundable retainer fee of common stock purchase warrants (the “Retainer Warrants”) in an amount equal to 1% of the total common stock outstanding as of the date of execution of this Agreement.  The Retainer Warrants shall be exercisable at the equivalent of a $17 million valuation.  The Retainer Warrants shall have identical terms and conditions as the PA Warrants below.  The retainer fee and is due and payable upon the execution to this Agreement.

In consideration for the performance of the Services hereunder, the Company hereby agrees to pay to the Placement Agent such fees (“The “Placement Agent Fee” or the “Financing Fee”) as outlined below:

(a)           If either the Company or the Placement Agent receives subscriptions for Financing as a part of the Offering (the “Investors”), the Company shall:

1) Pay to the Placement Agent in US dollars via wire from the third party agent’s escrow at closing an amount equal to ten percent (10%) of the principal amount of the Financing purchased by the Investors (the “Financing Fee”), and pay to the Placement Agent a warrant solicitation fee equal to ten percent (10%) of the gross proceeds received by the Company on the exercise of any Warrants purchased by the Investors, which shall be payable immediately following such exercise.

2) On each closing date of a Financing on which aggregate consideration is paid or becomes payable to the Company for its Equity Securities, the Company shall issue to the Placement Agent or its permitted assigns warrants (the “ PA Warrants”) to purchase such number of shares of the common stock of the Company equal to ten percent (10%) of the aggregate number of (x) shares of common stock of the Company issued at each such Closing and (y) issuable by the Company under the terms of any convertible securities issued in connection with the Financings, which shall include the issuance to the Placement Agent of all Series of Warrants equal to ten percent (10%) of the number of Warrants issued to the  Investors. The number of shares of common stock issuable upon exercise of the Warrants shall include all shares of common stock issuable under the securities, including, without limitation, shares issuable upon conversion or exercise of the securities.  The PA Warrants shall have a seven (7) year term and shall provide for cashless exercise (even if the Purchasers do not have such right) and have terms and conditions identical to the Warrants purchased by the Investors, including, without limitation, anti-dilution, including protection against issuances of securities at prices (or with exercise prices, in the case of warrants, options or rights) below the exercise price of the Warrants and full ratchet provisions to take into account any issuance of additional shares of common stock as a result of an adjustment to the Securities or the shares of common stock underlying the Securities.  The PA Warrants shall not be callable or redeemable. The PA Warrants shall also include one (1) demand registration right exercisable following the first anniversary of the closing, and piggyback registration rights.  The PA Warrants shall be transferable within Midtown Partners and to any designee of the Placement Agent, at the Placement Agent’s discretion.

3) An escrow with a third party agent approved by the parties hereto will be used for each closing to which the Placement Agent shall be a party.  All consideration due the Placement Agent shall be paid to the Placement Agent directly there from.  Any fee charged by the escrow agent in the performance of its duties as escrow agent shall be borne by the Company.

4)  Cause its affiliates to pay to the Placement Agent all compensation described in this Section VII with respect to all securities sold to a purchaser or purchasers at any time prior to the expiration of twelve (12) months after the expiration of this Agreement (the “Tail Period”).

5) In addition to all other payments set forth in this Section VII, the Company agrees to pay two percent (2%) of the principal amount of the Financing purchased by the Investors (the “Non-accountable Fee”), less the non-refundable due diligence fee stated at the beginning of this Section VII herein, which will be used to pay Placement Agent expenses including fees such as entertainment expenses, travel, etc. The Company also agrees to pay for the legal and due diligence fees of the investor(s) as outlined in a final tern sheet to be set forth at a later date to be approved by the Company.

(b)           It is acknowledged and agreed that the Company shall bear all costs and expenses incident to the issuance, offer, sale and delivery of the Financing.  These costs and expenses will include but are not limited to state “Blue Sky” fees, legal fees, printing costs, travel costs, mailing, couriers, personal background checks, and other expenses incidental to the advancement and completion of the Offering.  The Company shall promptly, upon request, from time to time reimburse the Placement Agent’s expenses within ten (10) days of receipt by the Company of a written request from the Placement Agent for reimbursement of expenses, including documentation therefore satisfactory to the Company. These expenses shall not exceed $20,000.  The Company must pre-approve any expense in excess of $1,000.  Upon execution of this Agreement, the Company shall immediately pay to the Placement Agent $1,000 to conduct personal background checks on the Company’s Officers and Directors using a background investigation agency.  All reimbursements under this section shall be credited against the Non-accountable Fee referenced in Section VII, subsection 5.

(c)           Subject to the other requirements set forth in this Agreement, the Placement Agent may introduce investors to the Offering directly or through other FINRA member broker-dealers. If the Placement Agent utilizes any intermediaries, the Placement Agent shall be the Company’s point of contact, not the intermediary, and the Placement Agent, not the Company, shall be responsible for any compensation arrangement with the intermediary. The Company’s sole compensation arrangement, responsibility and obligation are with the Placement Agent.  The Placement Agent will disclose the identity and compensation arrangements with all of its intermediaries in order to allow the Company to adequately disclose such arrangements, where necessary.

(d)           If at any time during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement, the Company proposes to effect a financing, or future offering of securities, contemplates conducting a financing of future offering of securities, receives an offer to conduct such a financing or future offering of securities or to engage an investment banking firm or broker dealer to provide any other services to the Company (other than the services to be provided by Midtown hereunder during the term of this Agreement), the Company shall offer to retain Midtown as its advisor, investment banker or broker dealer in connection with such financing or future offering of securities or the provision of such other advisory services or other matter, upon such terms as the parties may mutually agree, such terms to be set forth in a separate engagement letter or other agreement between the parties.  Such offer shall be made in writing in order to be effective.  The Company shall not offer to retain any other investment banking firm or broker dealer in connection with any such financing or future offering of securities or other matter on terms more favorable than those discussed with Midtown without offering to retain Midtown on such more favorable terms.  Midtown shall notify the Company within ten (10) days of its receipt of the written offer contemplated above as to whether or not it agrees to accept such retention.  If Midtown should decline such retention, the Company shall have no further obligations to Midtown with respect to that particular offer, except as specifically provided for herein.

SECTION VIII

(a) The Company agrees to indemnify and hold harmless the Placement Agent, any person who controls the Placement Agent within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each partner, director, officer, employee, agent and representative of the Placement Agent from and against any loss, damage, expense, liability or claim, or actions or proceedings in respect thereof (including, without limitation, reasonable attorneys’ fees and expenses incurred in investigating, preparing or defending against any litigation commenced, collectively “Damages”) which any such person or entity may incur or which may be made or brought against any such person arising out of or based upon: (i) any material breach of any of the agreements, representations or warranties of the Company contained in or contemplated by this Agreement or the Subscription Documents, including, without limitation, those arising out of or based on any alleged untrue statement of a material fact or omission to state a material fact required to be stated in any document prepared by the Company in connection with this Offering or the Subscription Documents or necessary in order to make the statements appearing therein not misleading in the light of the circumstances in which they were made, except insofar as any loss, damage, expense, liability or claim, or actions or proceedings arises out of or is based upon  any alleged untrue statement of a material fact contained in information furnished in writing by the Placement Agent, (ii) any violation of any federal or state securities laws attributable to the Offering, or (iii) any violation of law by the Company or any affiliate thereof, or any director, officer, employee, agent or representative of any of them, related to or arising out of the Offering.  This indemnity agreement by, and the agreements, warranties and representations of, the Company shall survive the offer, sale and delivery of the Financing and the termination of this Agreement and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Financing hereunder.

(b) The Placement Agent agrees to indemnify and hold harmless the Company and its affiliates, any person who controls any of them within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, and each officer, director, employee, agent and representative of the Company or any of its affiliates from and against any Damages which any such person or entity may incur or which may be made or brought against any such person, but only to the extent the same arises out of or is based upon: (i) any breach of any of the agreements, representations or warranties of the Placement Agent contained in this Agreement, or (ii) any untrue statement of a material fact in any information provided to the Company in writing by the Placement Agent, expressly for use in the documents prepared by the Company for distribution to investors  in connection with this Offering.  This indemnity agreement by, and the agreements, warranties and representations of, the Placement Agent shall survive the offer, sale and delivery of the Financing and shall remain in full force and effect regardless of any investigation made by or on behalf of any person indemnified hereunder, and termination of this Agreement and acceptance of any payment for the Financing hereunder.

(c) If any action is brought against a party (the “Indemnified Party”) in respect of which indemnity may be sought against one or more other parties (the “Indemnifying Party” or “Indemnifying Parties”), the Indemnified Party shall promptly notify the Indemnifying Party or Parties in writing of the institution of such action; provided, however, the failure to give such notice shall not release the Indemnifying Party or Parties from its or their obligation to indemnify the Indemnified Party hereunder except to the extent the Indemnifying Party actually incurs damage by reason of such failure and shall not release the Indemnifying Party or Parties from any other obligations or liabilities to the Indemnified Party in any event.  The Indemnifying Party or Parties may at its or their own expense elect to assume the defense of such action, including the employment of counsel reasonably acceptable to the Indemnified Party; provided, however, that no Indemnifying or Indemnified Party shall consent to the entry of any judgment or enter into any settlement by which the other party is to be bound without the prior written consent of such other party, which consent shall not be unreasonably withheld.  In the event the Indemnifying Party or Parties assume a defense hereunder, the Indemnified Party shall be entitled to retain its own counsel in connection therewith and, except as provided below, shall bear the fees and expenses of any such counsel, and counsel to the Indemnified Party or Parties shall cooperate with such counsel to the Indemnifying Party in connection with such proceeding.  If an Indemnified Party reasonably determines that there are or may be differing or additional defenses available to the Indemnified Party which are not available to the Indemnifying Party, or that there is or may be a conflict between the respective positions of the Indemnifying Party and of the Indemnified Party in conducting the defense of any action, then the Indemnifying Party shall bear the reasonable fees and expenses of any counsel retained by the Indemnified Party in connection with such proceeding; provided that the Indemnifying Party shall not be liable for the expense of more than one separate counsel in any one action.  All references to the Indemnified Party contained in this paragraph (c) include, and extend to and protect with equal effect, any persons who may control the Indemnified Party within the meaning of the Securities Act, Section 20(a) of the Exchange Act or any applicable statute, any successor to the Indemnified Party and each of its partners, officers, directors, employees, agents and representatives.  The indemnity agreements set forth in this Section VIII shall be in addition to any other obligations or liabilities of the Indemnifying Party or Parties hereunder or at common law or otherwise.  Notwithstanding anything herein to the contrary, in no event shall the Placement Agent be obligated to indemnify any person or entity in an amount in excess of the gross cash consideration received by the Placement Agent for Services rendered hereunder.

(d) Notwithstanding the provisions of paragraphs (a) and (b) hereof, no Indemnified Party hereunder shall be entitled to or receive indemnification pursuant to this Agreement if it is determined by a court of competent jurisdiction (not subject to appeal) that the Damages in question were caused primarily by the gross negligence or willful misconduct of such Indemnified Party.

(e) If recovery is not available under the foregoing indemnification provisions of this Section VIII, for any reason other than as specified therein, the party entitled to indemnification by the terms thereof shall be entitled to contribution to losses, damages, liabilities and expenses of the nature contemplated by such indemnification provisions.  In determining the amount of such contribution, there shall be considered the relative benefits received by the Company on the one hand, and the Placement Agent on the other hand from the Placement (which shall be deemed to be the portion of the proceeds of the Placement realized by each party), the parties’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, the relative culpability of the parties, the relative benefits received by the parties and any other equitable considerations appropriate under the circumstances.  No party shall be liable for contribution with respect to any action or claim settled without its consent.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section VIII, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section VIII or otherwise.  For purposes of this Section VIII, each person, if any, who controls a party to this Agreement within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as that party to this Placement Agreement.

SECTION IX

All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the fifth calendar day after being mailed by registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose herein set forth.

SECTION X

Governing Law.  The subject matter of this Agreement shall be governed by and construed in accordance with the laws of the State of Florida (without reference to its choice of law principles), and to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.  EACH PARTY HERETO AGREES TO SUBMIT TO THE PERSONAL JURISDICTION AND VENUE OF THE STATE AND/OR FEDERAL COURTS LOCATED IN HILLSBOROUGH COUNTY, FLORIDA FOR RESOLUTION OF ALL DISPUTES ARISING OUT OF, IN CONNECTION WITH, OR BY REASON OF THE INTERPRETATION, CONSTRUCTION, AND ENFORCEMENT OF THIS AGREEMENT, AND HEREBY WAIVES THE CLAIM OR DEFENSE THEREIN THAT SUCH COURTS CONSTITUTE AN INCONVENIENT FORUM.  AS A MATERIAL INDUCEMENT FOR THIS AGREEMENT, EACH PARTY SPECIFICALLY WAIVES THE RIGHT TO TRIAL BY JURY OF ANY ISSUES SO TRIABLE.   If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the prevailing party may be awarded reasonable attorneys fees, expenses and costs.

Confidentiality. The Placement Agent may acquire certain non-public information respecting the business of the Company in connection with the performance of services hereunder, including information, which is reasonably understood to be proprietary or confidential in nature (collectively, “Confidential Information”).  The Placement Agent hereby agrees that all Confidential Information shall be kept strictly confidential by the Placement Agent and its affiliates, members, partners, shareholders, managers, directors, officers, employees, advisors, agents, and controlling persons (collectively, “Representatives”), except that Confidential Information or portions thereof may be (i) disclosed to Representatives who need to know such information for the purpose of enabling the Placement Agent to perform services hereunder (it being understood that prior to such disclosure, such Representative will be informed by the Placement Agent of the confidential nature of such Confidential Information and shall agree to be bound by this Agreement) or (ii) used by the Placement Agent or representative for the sole purpose of the solicitation of investors for future transactions.  The Placement Agent shall be responsible for any breach of this provision by any of its Representatives.  For purposes hereof, Confidential Information shall not include any information which (i) at the time of disclosure or thereafter is or becomes generally known by the public (other than as a result of its disclosure by the Placement Agent or its Representatives), (ii) was or becomes available to the Placement Agent on a non-confidential basis from a person who is not subject to a confidentiality agreement concerning that information, or (iii) is required by law to be disclosed by the Placement Agent (provided that if such disclosure is required by order of a court or administrative agency, the Placement Agent shall notify the Company as soon as possible so that the Company may seek a protective order).

Assignments and Binding Effect.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  The rights and obligations of the parties under this Agreement may not be assigned or delegated without the prior written consent of both parties, and any purported assignment without such written consent shall be null and void.

Modification and Waiver.  Only an instrument in writing executed by the parties hereto may amend this Agreement.  The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default of the same or similar nature, or any other nature.

Construction.  The captions used in this Agreement are provided for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Facsimile Signatures.  Facsimile transmission of any signed original document, and re-transmission of any signed facsimile transmission, shall be the same as delivery of an original.  At the request of either party, the parties shall confirm facsimile transmitted signatures by signing an original document. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement.

Severability.  If any provision of this Agreement shall be invalid or unenforceable in any respect for any reason, the validity and enforceability of any such provision in any other respect, and of the remaining provisions of this Agreement, shall not be in any way impaired.

Exclusive.  The Company acknowledges and agrees that Midtown is being granted exclusive rights with respect to the Services to be provided to the Company and the Company is not free to engage other parties to provide services similar to those being provided by Midtown hereunder without the prior written consent of Midtown.

Non-Circumvention.  The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement. The Company agrees not to accept any investment opportunity from any third party to whom Placement Agent introduces to the Company (or whom the company has a prior relationship with) without the consent of Placement Agent, unless for each business opportunity accepted by the Company from a third party introduced by Placement Agent or otherwise, the Company remits a term sheet and then a contract which defines a mutually agreeable compensation structure for Placement Agent.  In addition, the Company shall not work with, negotiate with or enter into any financing whatsoever with any Investor, Consultant or Placement Agent without Midtown’s prior written consent.  If the Company raises capital through in any offering or sale of securities  while engaged with Midtown as the exclusive Placement Agent, the Company shall pay to Midtown all of its fees in Section VII, even if the Placement Agent has provided no assistance whatsoever in raising such capital.

Survivability.  Neither the termination of this Agreement nor the completion of any services to be provided by the Placement Agent hereunder, shall affect the provisions of this Agreement that shall remain operative and in full force and effect.

Entire Agreement.  This Agreement constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter of this Agreement and supersedes all prior understandings and agreements, whether written or oral, among the parties with respect to such subject matter.

If the foregoing correctly sets forth the understanding between the Placement Agent and the Company, please so indicate in the space provided below for that purpose within ten (10) days of the date hereof  or this Agreement shall be withdrawn and become null and void.  The undersigned parties hereto have caused this Agreement to be duly executed by their authorized representatives, pursuant to corporate board approval and intend to be legally bound.

MAGNOLIASOLAR, INC.	MIDTOWN PARTNERS & CO., LLC
/s/ Ashok K. Sood	/s/ Bruce Jordan
Ashok K. Sood, PhD	Bruce Jordan, President
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